UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2008 (May 27, 2008)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (210) 410-8158

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 27, 2008, the Board of Directors (the “Board”) of the Company elected Joe Christopher to the Board, effective immediately. Mr. Christopher, 60, has served as the President of Oil America Group, Inc., a wholly-owned subsidiary of the Company since 2005.  Mr. Christopher will serve as a Director until the next annual meeting of the Shareholders of the Company.

Our common stock trades on the Over The Counter Bulletin Board. As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market's requirements for independent directors (NASDAQ Marketplace Rule 4200). Under this definition, we have determined that since we have only two directors, Charles Bitters, our Chief Executive Officer and Chief Financial Officer, and Mr. Christopher, we do not currently qualify as has having any independent directors. We do not list the “independent” definition we use on our Internet website.

A copy of the Company’s press release, dated June 2, 2008, announcing Mr. Christopher’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is filed herein:

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: June 3, 2008	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer